Exhibit 99

PRESS RELEASE
FOR IMMEDIATE RELEASE:	January 24, 2014
For Further Information:	Timothy T. O'Dell, CEO
Phone: 614.318.4660
Fax: 614.334.7980

CENTRAL FEDERAL CORPORATION ANNOUNCES TERMINATION

OF CEASE AND DESIST ORDER AGAINST CFBANK

Columbus, Ohio – January 24, 2014 - Central Federal Corporation (NASDAQ: CFBK) the holding company of CFBank announced today that the Office of the Comptroller of the Currency (the “OCC”) has terminated the Cease and Desist Order against CFBank (the “CFBank Order”) effective January 23, 2014. The CFBank Order has been in place since May 25, 2011, which was prior to the 2012 capital raise and recapitalization of Central Federal Corporation and CF Bank by the current management team and standby investor group led by Timothy O’Dell (CEO), Thad Perry (President) and Robert Hoeweler (Chairman).

O’Dell said, “The lifting of the CFBank Order reflects the improved capital position of CFBank. We have established a very good working relationship with the OCC and will continue to work closely with them as we continue to enhance our performance going forward, and reposition CFBank into a niche full service business bank, focused on serving closely held businesses and the entrepreneurs that own them.”

Robert Hoeweler, Chair, added that, “The lifting of the CFBank Order represents a new chapter for CFBank and Central Federal Corporation, and we anticipate that it will open up additional business opportunities for CFBank.  In addition it recognizes the results of the diligent work and focus of our leadership team and Board.”

CFBank has also announced that it will be expanding its presence in Ohio, with the opening of an office in the Cleveland, Ohio area next week. With the expansion into the Cleveland market, CFBank will now have a presence in three (3) major metro markets in Ohio along with its two (2) branches located in Columbiana County. “We are extremely gratified by the positive reception by businesses and business customers to our unique approach to banking,” says Thad Perry, President. CFBank’s business model is centered on value added business banking delivered through senior relationship managers and providing access to its senior management.

Tim O’Dell, CEO, points out that, “This is an exciting time for our Bank. During the past 15 months our Team has worked diligently to improve credit quality, and reposition CFBank and our Team has demonstrated the ability to attract quality business banking relationships throughout our footprint. With the addition of our Cleveland office, our footprint will now include the greater Cleveland, Fairlawn (Akron) and Columbus markets as well as Columbiana County.  As we enter 2014, our loan and business pipelines remain strong.”

About Central Federal Corporation and CFBank

Central Federal Corporation (the “Company”) is the holding company for CFBank, a federally chartered savings association formed in Ohio in 1892. CFBank is a full service business bank, along with being an active residential mortgage lender, in addition to providing consumer deposit and loan products and services.   We serve the NE and Central Ohio markets through our offices in Fairlawn and Worthington, Ohio. In addition, we have full service banking offices in Calcutta and Wellsville, Ohio, which are located in what is considered the Utica Shale investment corridor.  Additional information about CFBank’s banking services and the Company is available at www.CFBankOnline.com.

Forward-Looking Information

Statements in this release that are not statements of historical fact are forward-looking statements.  A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement.  The Company believes it has chosen these assumptions or bases in good faith and that they are reasonable. We caution you, however, that assumptions or bases almost always vary from actual results, and the differences between assumptions or bases and actual results can be material.  The forward-looking statements included in this release speak only as of the date they are made.  We undertake no obligation to publicly release revisions to any forward-looking statements to reflect events or circumstances after the date of such statements, except to the extent required by law.